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                                                                   EXHIBIT 10.19

                             SETTLEMENT AGREEMENT

This Settlement Agreement is entered into as of the 19th day of June 1998 (the "Effective Date") by Cirrus Logic, Inc. a California corporation with principal offices at 3100 West Warren Ave., Fremont, CA, 94538 ("Cirrus"); and Virata Limited (formerly known as Advanced Telecommunications Modules Ltd.), an English corporation with principal offices at Mount Pleasant House, 2 Mount Pleasant, Huntingdon Road, Cambridge, CB3 OBL, U.K. ("Virata").

WHEREAS Cirrus and Virata entered into a License Agreement dated September 18, 1995 (such agreement as it has been amended, the "Prior Agreement"), under which the parties agreed to develop and market one or more ATM semiconductor products using certain intellectual property from each party;

AND WHEREAS Cirrus and Virata wish to terminate the Prior Agreement, settle various issues under the Prior Agreement, determine and settle the rights of the respective parties to certain intellectual property developed under the Prior Agreement, provide for the continued supply of products by Cirrus to Virata, and provide for a license to certain intellectual property of Virata to Cirrus on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.   Definitions

1.1  "Cirrus Technology" means the technology further described in Exhibit A.

1.2 "Hydrogen Chip" means the product developed under the Prior Agreement for which the current version is referred to as Virata part number (1C000082) and Cirrus part number (CL-PS-7900-QC-AC).

1.3 "Intellectual Property Rights" means patent rights (including patent applications and disclosures), rights of priority, copyright rights, Moral Rights, trade secret rights, know-how, and any other intellectual property or proprietary rights recognized in any country or jurisdiction in the world.

1.4  "Joint Technology" means the technology further described in Exhibit E.

1.5 "License Agreement" means the form of License Agreement attached hereto as Exhibit C.

1.6 "Volume Purchase Agreement" means the form of Volume Purchase Agreement attached hereto as Exhibit D.

1.7 "Moral Rights" mean any rights to claim authorship of a work, to object to or prevent any modification of a work, to withdraw from circulation or control the publication or distribution of a work, and any similar right, existing under judicial or statutory law of
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     any country in the world, or under any treaty, regardless of whether or not such right is called or generally referred to as a "moral right".

1.8  "Virata Technology" means the technology further described in Exhibit B.

2.   Termination of Prior Agreement

2.1  Termination.  The parties hereby terminate the Prior Agreement as of the
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     Effective Date.

2.2  Release.  Each party releases and discharges the other party from any and
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     all claims, causes of action, liabilities or obligations of any kind or nature arising under the terms of the Prior Agreement to the Effective Date. The parties agree that purchase order number 3720 shall be specifically excluded from this release and shall continue in full force and effect under this Agreement.

2.3  Amounts paid under Prior Agreement.  Virata hereby acknowledges receipt of
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     five hundred thousand dollars ($500,000.00) from Cirrus for pre-paid royalties under the Prior Agreement. The parties agree that the said five hundred thousand dollars ($500,00.00) shall be treated as a one time license fee under the Agreement for access to Virata Technology and any software bug fixes under the warranty terms hereto, and the grant of license under Sections 2.1 and 2.2 of the License Agreement as set forth in Exhibit C.

2.4  Survival.  Notwithstanding anything to the contrary in the Prior Agreement,
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     including without limitation the provisions of Section 9.3, only Sections
     8,10 and 11 of the Prior Agreement (copies of which are attached hereto as Exhibit F) shall survive termination of the Prior Agreement and all other provisions of the Prior Agreement, including without limitation the licenses granted in Section 2, shall terminate as of the Effective Date.

     2.4.1  Notice.  Each party agrees not to file any litigation or similar
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            legal process against the other for breach of Section 8 of the Prior
            Agreement or Section 3 of the License Agreement without providing the other party with at least ten (10) days prior written notice of its intent to file such a claim. This notice requirement shall not prejudice in any way either party's right to seek an injunction with respect to an alleged breach of Section 8 or Section 3 respectively.

2.5  Obligations.  Cirrus is hereby released from any obligations and liability
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     under Section 7 of the Prior Agreement for any future payments and for any payments which have accrued up to the Effective Date.

2.6  Return of Materials.  Immediately following the Effective Date, each party
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     shall make commercially reasonable best efforts to return to the other all materials owned by the other party and all confidential or proprietary information of the other party in their possession or control (other than any materials or information reasonably required by such party to exercise their rights under the License Agreement or the Volume Purchasing Agreement).

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3.   Ownership

3.1  Cirrus Technology.  Cirrus shall own all right, title and interest in the
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     Cirrus Technology, including all worldwide Intellectual Property Rights therein. To the extent that Virata has any interest in the Cirrus Technology, Virata hereby irrevocably transfers and assigns to Cirrus all of its right, title and interest in the Cirrus Technology, including all worldwide Intellectual Property Rights therein. At Cirrus' request and expense, Virata will provide reasonable assistance and cooperation to Cirrus, and will give testimony and execute documents, and take such further acts reasonably requested by Cirrus to acquire, transfer, maintain, perfect and enforce Cirrus' Intellectual Property Rights in the Cirrus Technology. Virata hereby appoints the officers of Cirrus as Virata's attorney-in-fact to execute documents on behalf of Virata and its employees for this limited purpose.

3.2  Virata Technology.  Virata shall own all right, title and interest in the
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     Virata Technology, including all worldwide Intellectual Property Rights therein. To the extent that Cirrus has any interest in the Virata Technology, Cirrus hereby irrevocably transfers and assigns to Virata all of its right, title and interest in the Virata Technology, including all worldwide Intellectual Property Rights therein. At Virata's request and expense, Cirrus will provide reasonable assistance and cooperation to Virata, and will give testimony and execute documents, and take such further acts reasonably requested by Virata to acquire, transfer, maintain, perfect and enforce Virata's Intellectual Property Rights in the Virata Technology. Cirrus hereby appoints the officers of Virata as Cirrus' attorney-in-fact to execute documents on behalf of Cirrus and its employees for this limited purpose.

3.3  Joint Technology.  Virata and Cirrus shall jointly and equally own all
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     right, title and interest in the Joint Technology, including all worldwide
     Intellectual Property Rights therein. Each party shall have total freedom of action with respect to the Joint Technology, without accounting to the other. All expenses incurred in obtaining and maintaining patent protection in the Joint Technology shall be jointly shared, provided that, where one party elects not to seek or maintain patent protection with respect to any Joint Technology in any particular country or not to share equally in the expenses thereof, the other party shall have the right to seek or maintain such protection at its own expense and shall have full control over the prosecution and maintenance thereof, even though title to any patent issuing thereon shall be joint. Each party agrees to provide reasonable assistance to the other in the registration of and protection of Intellectual Property Rights in the Joint Technology. Subject to any public disclosure necessary to be made in seeking patent protection, each party agrees to maintain the confidentiality of the Joint Technology and protect the confidential information and trade secrets included within the Joint Technology using at least the same procedures and degree of care that it uses to protect the disclosure of its other confidential and proprietary information but no less than reasonable care.

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4.   License

Virata and Cirrus shall enter into the License Agreement contemporaneous with the execution of this Agreement for the license by Virata to Cirrus of certain technology owned by Virata.

5.   Volume Purchase

Virata -and Cirrus shall enter into the Volume Purchasing Agreement contemporaneous with the execution of this Agreement for the supply by Cirrus of the Hydrogen Chip to Virata.

6.   Development

Cirrus hereby covenants that it will make any and all commercially reasonable best efforts in the completion of the development of the new version of the Hydrogen Chip (code named "Rev. AE" as of the Effective Date and comprising "Rev. AD" plus a functional PCI block, without any pin out changes) which development is expected to be completed on or about September 1,1998.

7.   General

7.1  Governing Law.  This Agreement shall be governed by and interpreted in
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     accordance with the laws of the State of California, U.S.A., without reference to conflict of laws principles.

7.2  Assignment.  This Agreement shall inure to the benefit of, and shall be
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     binding upon, the parties hereto and their respective successors and assigns. Neither party may assign this Agreement, by operation of law or otherwise, without the prior written consent of the other (which consent shall not be unreasonably withheld) except to a person into which it has merged or who has otherwise succeeded to all or substantially all of the business and assets of the assignor, and who has assumed in writing or by operation of law its obligations under this Agreement.

7.3  Notice.  Notice by either party under this Agreement shall be in writing
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     and personally delivered or given by registered mail, overnight courier, or facsimile confirmed by registered mail, addressed to the other party at its address given herein (or such other address as may be communicated to the other party in writing) and shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

7.4  No Waiver.  The failure of either party to enforce at any time any of the
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     provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

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7.5  Counterparts.  This Agreement may be executed in two (2) or more
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     counterparts or duplicate originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

7.6  Severability.  If any provision in this Agreement shall be found or be held
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     to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect. In such event, the parties shall negotiate in good faith a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

7.7  Publicity.  The existence, general nature, and specific terms and
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     conditions of this Agreement will be held in confidence and may not be disclosed without the consent of both parties, except: as required by any court or other governmental body; as otherwise required by law; to legal counsel of the parties; in confidence, to accountants, banks, and financing sources and their advisors; in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or in confidence, in connection with an actual or prospective merger, acquisition or similar transaction.

7.8  Entire Agreement.  The terms and conditions herein contained and the
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     provisions of the Settlement Agreement constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties with respect to the subject matter hereof. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate by duly authorized officers or representatives as of the date first written above.


Cirrus Logic, Inc.                               Virata Limited


By:/s/                                           By: /s/ Charles Cotton
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